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                                                                    Exhibit 5.1

                               HALE AND DORR LLP
                              Counsellors At Law
                 60 State Street, Boston, Massachusetts 02109
                        617-526-6000 * FAX 617-526-5000



                                                          August 17, 2001




NaviSite, Inc.
400 Minuteman Road
Andover, Massachusetts  01810


     Re:  NaviSite, Inc.
          Deferred Compensation Plan
          ---------------------------

Ladies and Gentlemen:

     We have assisted in the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $500,000 of deferred compensation obligations (the "Obligations") of NaviSite, Inc., a Delaware corporation (the "Company"), under the NaviSite, Inc. Deferred Compensation Plan (the "Plan").

     We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior the offer and sale of the shares in accordance with the Plans, to register and qualify the shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
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NaviSite, Inc.
August 17, 2001
Page 2


     It is understood that this opinion is to be used only in connection with the issuance of the Obligations while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     Based upon and subject to the foregoing, we are of the opinion that the Obligations have been duly authorized for issuance and, when the Obligations are issued by the Company in the manner provided in the Plan, the Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Hale and Dorr LLP

                              HALE AND DORR LLP